UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2013, InfuSystem Holdings, Inc. (“InfuSystem” or the “Company”), entered into an employment agreement with Jonathan P. Foster (the “Employment Agreement”), pursuant to which Mr. Foster will continue, on a permanent basis, his service as the Company’s Chief Financial Officer effective September 1, 2013. As previously disclosed, Mr. Foster has been serving as Chief Financial Officer since March 16, 2012 under a Consulting Agreement, as amended (the “Consulting Agreement”).

The material terms of the Employment Agreement are as follows:

(i)	Mr. Foster will receive an annual base salary of $257,000 initially, subject to increase at the discretion of the Company, in addition to employment benefits generally available to other Company employees and reimbursement for business-related and continuing professional education expenses.

(ii)	Mr. Foster will participate in an Incentive Compensation Plan (the “Plan”), pursuant to which:

a.	he will have the opportunity to earn an annual cash bonus of a target of 50% of his then-current base salary based on the Company’s satisfaction of EBITDA and revenue performance goals that will be determined by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) and Mr. Foster’s achievement of individual performance objectives relating to his position and established by the Company’s Chief Executive Officer. Assuming his achievement of threshold individual objectives, Mr. Foster’s actual cash bonus under this annual bonus plan will depend on the Company’s achievement in relation to the established corporate targets, ranging from 25% of his then-current base salary at 80% achievement of the corporate targets, to 75% of his then-current base salary at 120% achievement of the corporate targets; and

b.	he will also have the opportunity to earn, under a long term incentive plan, a cash bonus at the end of three years, and then each year thereafter (based on corporate performance over the three previous years), an annual cash bonus of a target of 50% of his then-current base salary based on satisfaction of three year Company operating performance goals pre-established by the Compensation Committee. Mr. Foster’s actual cash bonus under this long term incentive plan will depend on the Company’s achievement of the three-year operating goals, ranging from 12.5% of his then-current salary at 80% achievement of the corporate targets, to 75% of his then-current base salary at 120% achievement of the corporate targets.

c.	The Plan applies for calendar year periods. Payouts under the Plan are pro-rated for the period of service within the Plan year. For 2013, Mr. Foster’s eligible payouts under the Plan will be pro-rated based on an effective participation date of September 1, 2013, as further discussed below.

d.	While Mr. Foster is a participant in the Plan, unless otherwise agreed by the Board, he will not be eligible to participate in other bonus, incentive or commission plans offered by the Company.

e.	Mr. Foster must be employed with the Company in good standing as of the end of the plan year in order to receive an annual or long term incentive payment.

f.	The Board may amend the terms of the Plan in its sole discretion, including terminating the Plan without prior notice. Any action by Mr. Foster relating to the Plan must be brought within 180 days of the event giving rise to the claims.

(iii)	Mr. Foster will be a full-time employee in addition to being present at the Company’s offices in Madison Heights, Michigan or Olathe, Kansas, or such other locations at the request of the Chief Executive Officer, for a minimum of three days per week.

(iv)	Mr. Foster will be subject to a one-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, the latter of which may be extended by one year if the Company pays his annual base salary as of the date of his termination of service.

(v)	In the event of a termination of Mr. Foster’s employment by the Company other than for cause (as defined in the Employment Agreement), Mr. Foster will receive (1) all accrued and unpaid compensation through his date of termination and any Plan award earned, but not yet paid in respect of the immediately preceding calendar year and (2) upon execution of a general release, continuation of his salary and health insurance benefits for a period of nine months.

The Employment Agreement contains customary confidentiality, non-disparagement, proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. Foster’s employment and thereafter, whether or not such employment terminates prior to August 31, 2013. The Employment Agreement does not contain provisions related to a Change in Control. The Employment Agreement is effective September 1, 2013, and the Consulting Agreement will continue in effect through, and terminate on, August 31, 2013. In the event of a termination of Mr. Foster’s employment prior to August 31, 2013, the provisions of the Employment Agreement regarding confidentiality, proprietary information, non-competition, non-solicitation, non-disparagement, intellectual property and indemnification apply and survive.

The foregoing descriptions of the Employment Agreement and the Plan are only a summary, do not purport to be complete, and are qualified in their entirety by the terms of the Employment Agreement and Plan. A copy of the Employment Agreement, including the Plan, is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference to this Item 5.02.

On July 2, 2013, the Company entered into retention agreements (the “Retention Agreements”) with each of the Company’s named executive officers, Chief Executive Officer Eric Steen, Chief Financial Officer Jonathan Foster; and Chief Operating Officer Jan Skonieczny, and certain other key employees, based upon the approval of both the Special Committee and the Compensation Committee. The Retention Agreements have been established to compensate for additional job duties in connection with, and to retain necessary Company personnel through, a potential Change in Control transaction (as defined below).

These Retention Agreements provide for cash award payments in the event that a Change in Control of the Company occurs on or before March 31, 2014, provided that participants are employed with the Company through the closing date of such a transaction, or thirty days prior to such date, if such employment does not terminate by reason of voluntary resignation, retirement or termination for cause prior to the closing date. A Change in Control transaction is a transaction resulting in a change in ownership of 50% or more of the Company’s common stock, (whether by acquisition or tender or exchange offer) or a sale of substantially all of the Company’s assets.

Under the Retention Agreements, Mr. Foster and Ms. Skonieczny would receive nine months of their then-current base salary, and Mr. Steen would receive one year of his then-current base salary, upon the closing of a transaction that resulted in a Change of Control, as defined in the Retention Agreements. Such amounts would be paid in three one-third installments within 30 days of the following dates: 1) the closing of a Change in Control transaction; 2) six months after the first payment; and 3) one year after the first payment or any involuntary termination of the executive officer’s employment.

The foregoing description of the Retention Agreements is only a summary, does not purport to be complete, and is qualified in their entirety by the terms of the Retention Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement by and between the Company and Jonathan P. Foster, effective July 1, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Eric K. Steen
Name:	Eric K. Steen
Title:	Chief Executive Officer

Dated: July 8, 2013

EXHIBIT INDEX

Exhibit 10.1	Employment Agreement by and between the Company and Jonathan P. Foster, effective July 1, 2013.